Example Template : 77O



DWS Core Equity Fund

N-Sar April 1, 2013 - September 30, 2013


Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Sprouts Farmers Market Inc	85208M102
	8/1/2013	$269,000,000	$18.0
	2,634	0.02%		GS, BOA, CS,DB	GS
Weyerhaeuser Co	962166104	6/19/2013
	$804,750,000	$27.75		50,000	0.17%
	MS,DB,CITI	EDWI

DWS CAPITAL GROWTH FUND

N-Sar April 1, 2013 - September 30, 2013


Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Norwegian Cruise Line Holdings	G66721104
	8/9/2013	$600,000,000	$29.75
	30,362	0.15%		UBS,BCLY,DB	UBS
Sprouts Farmers Market Inc	85208M102
	8/1/2013	$269,000,000	$18.0
	1,329	0.01%		GS, BOA, CS,DB	GS
Taylor Morrison Home Corp	87724P106
	4/10/2013	$500,000,000	$22.0
	9,231	0.04%		CS,CITI,DB,GS,JPM
	CITI

DWS SMALL CAP GROWTH FUND

N-Sar April 1, 2013 - September 30, 2013


Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Roadrunner Transportation Syst	76973Q105
	8/13/2013	$98,455,000	$27.0
	2,028	0.06%		ROBERT BAIRD,MS,DB
	MS
Taylor Morrison Home Corp	87724P106
	4/10/2013	$500,000,000	$22.0
	1,196	0.01%		CS,CITI,DB,GS,JPM
	CITI